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                                                                     EXHIBIT 5.1

                    [Letterhead of Thomas J. Mazzarisi, Esq.]




July 20, 2000

JagNotes.com Inc.
1415 Wyckoff Road
Farmingdale, New Jersey 07727

Re:   Issuance of Shares Pursuant to Registration Statement on Form SB-2
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Ladies and Gentlemen:

I have acted as counsel to JagNotes.com Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement") of 19,453,571 shares (including up to 4,453,571 shares which may be issuable upon the exercise of certain stock purchase warrants and a stock option and up to 5,000,000 shares issuable upon the conversion of a $2,500,000 8% Convertible Debenture) of the Company's common stock, par value $0.00001 per share.

In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended, and such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for, will be duly and validly issued and fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

I consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement. This opinion is limited solely to the matter set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          /s/ Thomas J. Mazzarisi